UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 4, 2009
MARINER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One BriarLake Plaza, Suite 2000 2000 West Sam Houston Parkway South Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
Registrant’s telephone number, including area code: (713) 954-5500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On June 4, 2009, Mariner Energy, Inc. (“Mariner”) entered into two underwriting agreements in connection with concurrent public offerings of 10 million shares of its common stock, par value $.0001 per share (“Common Stock”), and $300 million in aggregate principal amount of its 11.75% senior notes due 2016 (the “Notes”).
On June 4, 2009, Mariner entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC (“Credit Suisse”), J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters parties thereto (“Stock Underwriting Agreement”), covering the purchase and sale of 10 million shares of Common Stock at a purchase price of $13.8852635 per share in an offering registered under the Securities Act of 1933, as amended (the “Securities Act”). Issuance and delivery of the Common Stock is expected to occur on June 10, 2009, subject to customary closing conditions. In addition, Mariner granted the underwriters an option to purchase an additional 1.5 million shares of Common Stock to cover over-allotments exercisable at the same price in whole or in part at any time within 30 days after June 4, 2009. Assuming the over-allotment option is not exercised, Mariner estimates that its net proceeds from the sale of the Common Stock, after deducting estimated underwriting discounts and commissions and offering expenses, will be $138.3 million. Affiliates of several of the underwriters are lenders under Mariner’s bank credit facility and will receive a portion of the net proceeds from the sale of the Common Stock, which will be applied to repay debt under its bank credit facility. Each of Mariner and its directors and executive officers have agreed with the underwriters not to offer or sell any other Common Stock for a period of 60 days after June 4, 2009 without the prior consent of Credit Suisse (except for certain transactions by Mariner or its directors or officers pursuant to an existing plan of Mariner covering directors, employees or consultants; by Mariner involving up to five percent of shares outstanding on June 4, 2009 in connection with acquisitions; or by directors or officers pursuant to an existing plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended). In addition, Mariner has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities. The Stock Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by this reference. The foregoing description of the Stock Underwriting Agreement is a summary of some of its material provisions, and is qualified in its entirety by the Stock Underwriting Agreement.
On June 4, 2009, Mariner and its subsidiaries entered into an Underwriting Agreement with Credit Suisse, Banc of America Securities LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as representatives of the several underwriters parties thereto (“Notes Underwriting Agreement”), covering the purchase and sale of the Notes at a purchase price of 95.18% of the principal amount thereof in an offering registered under the Securities Act. The Notes are expected to be sold at 97.093% of principal amount, for an initial yield to maturity of 12.375%. Issuance and delivery of the Notes is expected to occur, subject to customary closing conditions, pursuant to an indenture to be supplemented and entered into on June 10, 2009. Affiliates of several of the underwriters are lenders under Mariner’s bank credit facility and will receive a portion of the net proceeds from the sale of the Notes, which will be applied to repay debt under the bank credit facility. Mariner estimates that its net proceeds from the sale of Notes, after deducting estimated underwriting discounts and commissions and offering expenses, will be $284.8 million. Mariner agreed with the underwriters (i) not to offer or sell any of its debt securities (other than the Notes) for a period of 60 days after June 4, 2009 without the prior consent of Credit Suisse, and (ii) to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities. The Notes Underwriting Agreement is filed herewith as Exhibit 1.2 and is incorporated herein by this reference. The foregoing description of the Notes Underwriting Agreement is a summary of some of its material provisions, and is qualified in its entirety by the Notes Underwriting Agreement.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

No.	Description

1.1	Underwriting Agreement, dated June 4, 2009, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters named in Schedule A thereto, and Mariner Energy, Inc.

1.2	Underwriting Agreement, dated June 4, 2009, among Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several Underwriters named in Schedule A thereto, and Mariner Energy, Inc., Mariner Energy Resources, Inc., Mariner Gulf of Mexico LLC, MC Beltway 8 LLC and Mariner LP LLC.

5.1	Opinion of Baker Botts L.L.P. regarding legality of securities being issued (Common Stock).

5.2	Opinion of Baker Botts L.L.P. regarding legality of securities being issued (Notes).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARINER ENERGY, INC.
Date: June 9, 2009	By:	/s/ John H. Karnes
John H. Karnes,
Senior Vice President and Chief Financial Officer

Exhibit Index

No.	Description

1.1	Underwriting Agreement, dated June 4, 2009, among Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters named in Schedule A thereto, and Mariner Energy, Inc.

1.2	Underwriting Agreement, dated June 4, 2009, among Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc., Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as Representatives of the several Underwriters named in Schedule A thereto, and Mariner Energy, Inc., Mariner Energy Resources, Inc., Mariner Gulf of Mexico LLC, MC Beltway 8 LLC and Mariner LP LLC.

5.1	Opinion of Baker Botts L.L.P. regarding legality of securities being issued (Common Stock).

5.2	Opinion of Baker Botts L.L.P. regarding legality of securities being issued (Notes).

5